UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

AMENDMENT #4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 THRIFTY PRINTING INC.
(Exact name of registrant as specified in its charter)
Nevada	7384	N/A
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3702 South Virginia Street, #G12-401, Reno, NV 89502 (604) 537 1608
(Address and telephone number of registrant's principal executive offices)
Business First Formations, Inc. 3702 South Virginia Street, Suite #G12-401,Reno Nevada, 89502-6030 Telephone: 775-825-5358
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling stockholders	1,537,500	$0.02(2)	$30,750	$3.90
Total Registration Fee				$3.90

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(o) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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PROSPECTUS

Subject to Completion _____, 2005

THRIFTY PRINTING INC.
A NEVADA CORPORATION

1,537,500 SHARES OF COMMON STOCK OF THRIFTY PRINTING INC.
_________________________________

This prospectus relates to 1,537,500 shares of common stock of Thrifty Printing Inc., a Nevada corporation, which may be resold by selling stockholders named in this prospectus. The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration requirements of the Securities Act of 1933. We have been advised by the selling stockholders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter only at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders. We will pay for expenses of this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 7 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _____, 2005.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS
PAGE NUMBER
Prospectus Summary	4
Risk Factors	5
Risks Related To Our Business	5
We have had minimal cash flows from operations and if we are not able to obtain further financing we may be forced to scale back or cease operations or our business operations may fail.	5
The fact that we are in the early development of our company and that we have generated a limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion in connection with our audited consolidated financial statements.	6
All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers	6
If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.	6
The establishment and maintenance of brand identity of our website and our photofinishing services is critical to our future success. If we are unable to provide competitive photofinishing services or otherwise fail to promote and maintain our brands, we may never achieve a profitable level of operations.	7
If our operations are disrupted by technological or other problems, we may not be able to generate revenues from the sales of our products.	7
We are currently dependent upon GL Photo Processing Corp. for the photo finishing of the photographs submitted by our customers. If GL Photo Processing Corp ceased to provide us with its services, our sales and profitability potential may be irreparably harmed.	8
Because we depend on a small group of qualified people and because our directors and officers, Mr. Wu Yang and Ms. Wu Pei Ru, if we cannot hire and retain qualified personnel to replace either of these individuals if they leave our company then we might be forced to discontinue our operations.	8
Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.	8
Because our officers, directors and principal shareholders control a substantial amount of our common stock, investors may have little or no control over our management or other matters requiring shareholder approval.	8
Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment.	8
Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.	9
Risks Associated With Our Common Stock	9
There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.	9
Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.	9
Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and may affect the ability of our stockholders to realize any trading price of our common stock when and if a trading market develops for our common shares.	9
2

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.	10
Forward-Looking Statements	10
Securities And Exchange Commission's Public Reference	11
The Offering	11
Determination Of Offering Price	11
Use Of Proceeds	11
Dilution	11
Dividend Policy	12
Selling Stockholders	12
Plan Of Distribution	15
Transfer Agent And Registrar	16
Legal Proceedings	16
Directors, Executive Officers, Promoters And Control Persons	16
Security Ownership Of Certain Beneficial Owners And Management	18
Description Of Common Stock	18
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure	19
Interest Of Named Experts And Counsel	19
Experts	19
Disclosure Of Sec Position Of Indemnification For Securities Act Liabilities	19
Description Of Property	20
Description Of Business	20
Management's Discussion And Analysis	23
New Accounting Pronouncements	26
Application Of Critical Accounting Policies	26
Certain Relationships And Related Transactions	26
Market For Common Equity And Related Stockholder Matters	27
Executive Compensation	28
Reports To Security Holders	29
Where You Can Find More Information	29
Financial Statements	30

As used in this prospectus, the terms "we", "us", "our", and "Thrifty Printing" mean Thrifty Printing Inc., unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

Our Business

We were incorporated in the State of Nevada on January 23, 2004 and were ready for operations on October 1st, 2004. We are an on-line photofinishing company. We provide primarily digital photography photofinishing through our website. Between January 23, 2004 and October 1, 2004 our directors and officers conducted market studies and research, introduced the business concept to their close friends and carried out a private placement to raise $40,000. We have completed our website and are expecting photo print orders. The address of our website is http://www.myphotolab.us. It has been fully operational since February 2005. Information contained on our website does not form part of this prospectus.

The first step of our business plan is to establish our website and make it fully operational. This first step was completed in February 2005.

Our business plan for the next 12 months is to improve the quality of our website to make easier for our customers to use our website for photofinishing and to have corner stores in the Calgary and San Francisco areas to participate in our website photofinishing operations. In order to accomplish this plan we will add more features to the website and contact more corner stores for their participation in our website operations. (Please see Management Discussion and Analysis and Plan of Operation).

Our United States resident agent's office (Business First Formations, Inc.) is located at 3702 South Virginia Street, Suite #G12-401, Reno Nevada, 89502-6030. Our head office is located at 3702 South Virginia Street, #G12-401, Reno, NV 89502-6030. Our principal business office is located at 12 Jiansu Rd., Shanghai, China. Our telephone number is 604.537.1608.

We are a development stage company and have not generated revenues since our inception on January 23, 2004. Since inception, our net loss is $82,529. In order to fund our plan of operation, we anticipate that we will require an additional $59,000 to $82,000 for the next three months. Our directors and officers have agreed to provide us with up to $50,000 in loans without interest. We will raise the balance of the required funds by private placement. We have a plan to raise the funds through a private placement or loans from directors of the Company.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the financial statements for the period ended September 30, 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain an additional note providing that future of the Company is dependent on its ability to obtain financing and on further profitable operations.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,537,500 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.02 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board.

Number of Shares Outstanding

There were 3,200,000 shares of our common stock issued and outstanding as at September 10, 2005.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. We will incur all costs associated with this registration statement and prospectus.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited financial statements from January 23, 2004 (date of inception) to September 30, 2004 and unaudited financial statements for the quarter ended December 31, 2004, March 31, 2005 and June 30, 2005, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis" beginning on page 27 of this prospectus.

	From January 23, 2004 (Date of Inception) to September 30, 2004(1)	Nine months ended June 30, 2005	From January 23, 2004 (Date of Inception) to June 30, 2005
Revenue	$-	$-	$-
Net Income (Loss) for the Period	$(14,395)	$(68,134)	$(82,529)
Loss Per Share - basic and diluted	$(0.01)	$(0.02)	$ (0.03)
	As at September 30, 2004	As at June 30, 2005	As at June 30, 2005
Working Capital (Deficiency)	$25,605	$(18,529)	$(18,529)
Total Assets	$28,110	$1,010	$1,010
Total Number of Issued Shares of Common Stock	2,000,000	3,200,000	3,200,000
Weighted Average Shares Outstanding	1,274,900	2,795,604	2,795,604
Deficit	$(14,395)	$(82,529)	$(82,529)
Total Stockholders' Equity	$25,605	$(18,529)	$(18,529)

(1) We were incorporated on January 23, 2004 and we have not completed a full financial fiscal year.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

We have had no cash flow from operations and if we are not able to obtain further financing we may be forced to scale back or cease operations or our business operations may fail.

To date we have had no cash flow from operations and we have been dependent on sales of our equity securities to meet our cash requirements. We incurred a loss of $82,529 since inception. As of June 30, 2005, we had working capital of $(18,529) . We do not expect positive material cash flow from operations in the near term. In April 2004, we received an aggregate of $40,000 gross proceeds from a private placement financing in which we sold shares of our common stock. In March 2005, we received an aggregate of $24,000 gross proceeds from another private placement completed on December 31, 2004 in which we sold shares of our common stock. As of June 30, 2005 we received $5,668 in loans from the directors of the company. The loans are unsecured, non-interest bearing and have no stated term. We currently do not have enough cash to fund operations for the next twelve months. We have estimated that we will require between $59,000 and $82,000 to carry out our business plan in the next twelve months. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

  we incur unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

  we incur delays and additional expenses as a result of technology failure;

  we are unable to create a substantial market for our photofinishing services; or

  we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

We plan to raise additional capital during the year of 2005 through private placement or loans from directors of the Company.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations.

The fact that we are in the early development of our company and that we have generated a limited revenues since our incorporation raises substantial doubt about our ability to continue as a going concern, as indicated in our independent auditors' opinion in connection with our audited consolidated financial statements.

We are in the development stage. We have not yet received and developed photos from our website and have not generated any revenue. Since we are still in the early stages of developing our company and because of the lack of significant business operations, our independent auditors' report includes an explanatory paragraph about our ability to continue as a going concern. We will, in all likelihood, continue to incur operating expenses without significant revenues until our photofinishing gains significant popularity. We will require additional funds to continue its operations. Our primary source of funds has been the sale of our common stock. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on the financial statements for the period ended September 30, 2004. If we are unable to raise additional funds required, our business will fail and you may lose some or all of your investment in our common stock.

All of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Our website is hosted by Instaspace Technologies, a company located in UK and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of China, and all or a substantial portion of such persons' assets are located outside the United States. The legal system regarding civil liabilities in China is very different from that in the United States. As a result, it may be difficult for investors to enforce in China any judgments obtained against us and, in particular, our officers or directors in China, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against them.

If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the Internet domain name " Myphotolab.us". The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our website and photofinishing sales. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. Any claims, by or against us, could be time consuming and costly to defend or litigate, divert our attention and resources and result in the loss of goodwill associated with our trade names.

The establishment and maintenance of brand identity of our website and our photofinishing services is critical to our future success. If we are unable to provide competitive photofinishing services or otherwise fail to promote and maintain our brands, we may never achieve a profitable level of operations.

We offer our photofinishing services through our website. Since we expect that in the future, substantially all of our revenues will be generated from sales through our website, market acceptance of our website is critical to our future success. Factors such as market positioning, the availability and price of competing on-line photofinishing services, and the introductions of new technologies will affect the market acceptance of our photofinishing services.

We believe that establishing and maintaining brand identity of our website will help increase the awareness of our photofinishing services. Promotion of our photofinishing services will depend largely on our success in continuing to provide a high quality online website. In order to attract and retain users for our photofinishing services and to promote and maintain our brand in response to competitive pressures, we may increase our financial commitment to creating and maintaining a distinct brand loyalty among our users. If we are unable to provide high quality online services, or otherwise fail to promote and maintain our brand, incur excessive expenses in an attempt to improve, or promote and maintain our brand, we will not achieve profitable operations and you may lose some or all of your investment in our common stock.

If our operations are disrupted by technological or other problems, we may not be able to generate revenues from the sales of our products.

Our website is fully operational. Our systems could, however, be overwhelmed or could fail for any number of reasons. We currently promote and sell our photofinishing services exclusively through the Internet. Heavy usage volumes could cause significant backlogs or could cause our systems to fail. We may not be able to expand and upgrade our technology and network hardware and software to accommodate increased usage by our customers on a timely basis. Also, our systems, and those of the third parties on which we depend, may not operate properly in the event of:

  a hardware or software error, failure or crash,

  a power or telecommunications failure,

  human error, or

  a fire, flood or other natural disaster.

Our systems may be more likely to suffer problems while we implement upgrades to our network hardware and software. Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches.

The computer servers which house the data storage and software are housed at the data center of a third party company. If the systems of this third party slows down significantly or fail even for a short time, our customers would suffer delays in data access. These delays could damage our reputation, cause customers to choose other photofinishing service providers. We currently do not have any property and business interruption insurance to compensate us for all losses we may incur. If any of these circumstances occur, then our ongoing operations may be harmed to the extent that we will be unable to sell our products, as a result of which you may lose some or all of your investment in our common stock.

We are currently dependent upon GL Photo Processing Corp. for the photo finishing of the photographs submitted by our customers. If GL Photo Processing Corp ceased to provide us with its services, our sales and profitability potential may be irreparably harmed.

We have entered into an agreement with GL Photo Processing Corp. for the photo finishing of the photographs submitted by our customers. Our reliance on GL Photo Processing Corp. subjects us to various risks, including the possibility of a lack of availability of GL Photo Processing Corp.'s equipment, quality control problems, increases in costs and lack of control over delivery schedules, any of which would negatively affect our sales and revenues. In situations where we are unable to rectify production or quality problems associated with the services provided to us, costly delays could result. Although we believe that GL Photo Processing Corp. has current capabilities to enable it to produce and supply the photographs that we will require for our customers, there is no assurance that this will be adequate for future growth. Further, if GL Photo Processing Corp. ceased to provide us with its services, our sales and profitability potential may be irreparably harmed, as we may be required to find an alternate service provider, or one who may charge us more for similar services.

Because we depend on a small group of qualified people, specifically our directors and officers, Mr. Wu Yang and Ms. Wu Pei Ru, if we cannot hire and retain qualified personnel to replace either of these individuals if they leave our company then we might be forced to discontinue our operations.

Since our incorporation on January 23, 2004, our president, and director, Mr. Wu Yang, has handled all of the responsibilities in the area of corporate administration, business development and research. In addition, Mr. Wu Yang has also provided us with capital raising services. Ms. Wu Pei Ru has handled all of the responsibilities in the area of establishing our operations. The loss of the services of any of our directors, executive officers or key personnel, or the inability to identify, hire, train and retain other qualified directors, executive officers or personnel in the future would have a material adverse affect on our business, financial condition and operating results. We do not maintain any life insurance policies on any of these directors, executives, or key personnel for our benefit. If they sell all or most of their shares common stock, they may no longer have an incentive to remain with us, which would damage our business.

Our directors and officers are engaged in other business activities and accordingly may not devote sufficient time to our business affairs, which may affect our ability to conduct operations and generate revenues.

One of our directors and officers is involved in other business activities. Mr. Wu Yang is managing an online store selling Chinese CDs and a moving company. He currently spends approximately 20 hours per week providing services to our Company which represents 30% of his working hours. As a result of these other business activities that our directors and officers are involved in, our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues.

Because our officers, directors and principal shareholders control a substantial amount of our common stock, investors may have little or no control over our management or other matters requiring shareholder approval.

Our officers and directors and their affiliates, in the aggregate, beneficially own 52% of issued and outstanding shares of our common stock. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers, directors and principal shareholders may effectively control the company, investors may not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we do not have sufficient insurance to cover our business losses, we might have uninsured losses, increasing the possibility that you would lose your investment.

We may incur uninsured liabilities and losses as a result of the conduct of our business. We do not currently maintain any comprehensive liability or property insurance. Even if we obtain such insurance in the future, we may not carry sufficient insurance coverage to satisfy potential claims. We do not carry any business interruption insurance. Should uninsured losses occur, any purchasers of our common stock could lose their entire investment.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 25,000,000 common shares, of which 3,200,000 are issued and outstanding. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. As the Company requires additional funds for its operations, we plan to carry out private placements or borrow funds from our directors. In the event the board of directors decides to carry out a private placement, our shareholders may experience dilution in their ownership of our company in the future.

RISKS ASSOCIATED WITH OUR COMMON STOCK

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales of a substantial number of shares of our common stock into the public market by the selling stockholders may result in significant downward pressure on the price of our common stock and may affect the ability of our stockholders to realize any trading price of our common stock when and if a trading market develops for our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 76.9% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 14, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,537,500 shares of common stock, which were issued pursuant to our private placement offerings made by us on April 23, 2004 pursuant to Regulation S promulgated under the Securities Act. This private placement was carried out in an offshore transaction relying on Rule 903 of Regulation S. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by Thrifty Printing, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

The selling stockholders will sell their shares of our common stock at $0.02 per share (the price of $0.02 per share is based on the Company's price per share in its recent private offering) until our common stock is quoted on the OTC Bulletin Board and thereafter only at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

DETERMINATION OF OFFERING PRICE

The selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter only at prevailing market prices or privately negotiated prices. The offering price of $0.02 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stockholders and we will not receive any proceeds from the resale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

DILUTION

The common stock to be sold by the selling stockholders is the 1,537,500 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

SELLING STOCKHOLDERS

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the 1,537,500 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of June 30, 2005, and the number of shares of common stock covered by this prospectus.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. (The Company inquired into whether any of the stockholders are a broker-dealer or an affiliate of a broker-dealer at the time of purchase of shares by the shareholders.)

Name of Selling Stockholder and Position, Office or Material Relationship with Thrifty Printing	Common Shares owned by the Selling Stockholder(2)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(1)
			# of Shares	% of Class
ZHANG LI JIANG	25,000	25,000	Nil	0%
ZHANG XIAO LIN	25,000	25,000	Nil	0%
WU GUO BIN	30,000	30,000	Nil	0%
XU LIN	5,000	5,000	Nil	0%
LIU GUO XIANG	25,000	25,000	Nil	0%
ZHANG QUAN	25,000	25,000	Nil	0%
XUE YING LIANG	25,000	25,000	Nil	0%
FANG GUO KUN	25,000	25,000	Nil	0%
JIANG ZI MIN	25,000	25,000	Nil	0%
MA LI XIANG	25,000	25,000	Nil	0%
HUA XIN	25,000	25,000	Nil	0%
MA MING ZHEN	25,000	25,000	Nil	0%
CHEN GANG	25,000	25,000	Nil	0%
YAO HONG	37,500	37,500	Nil	0%
LIU DONG	37,500	37,500	Nil	0%
LIU TING	37,500	37,500	Nil	0%
ZHOU WEN HU	30,000	30,000	Nil	0%
WU ZHANG	30,000	30,000	Nil	0%
WU LAN	30,000	30,000	Nil	0%
LI JING	37,500	37,500	Nil	0%
LI JIANG SHENG	37,500	37,500	Nil	0%
XUE YI JIAN	37,500	37,500	Nil	0%
ZHU JIAN HUA	37,500	37,500	Nil	0%
ZHU LIN	40,000	40,000	Nil	0%
LEL JING	40,000	40,000	Nil	0%
LIU MING	40,000	40,000	Nil	0%
XU GANG	40,000	40,000	Nil	0%
XU PING YI	40,000	40,000	Nil	0%
ZHOU LIN LIN	40,000	40,000	Nil	0%
LI MIN XUE	60,000	60,000	Nil	0%
CHEN HAO ZHI	60,000	60,000	Nil	0%
MIN SHAO DONG	25,000	25,000	Nil	0%
SUO JING	25,000	25,000	Nil	0%
SUO XING FA	25,000	25,000	Nil	0%
ZHANG AN	15,000	15,000	Nil	0%
WU HAI ZHONG	15,000	15,000	Nil	0%
12

WU HAO	15,000	15,000	Nil	0%
HE MIN LIN	5,000	5,000	Nil	0%
WANG LI QUAN	25,000	25,000	Nil	0%
LIU LI XING	25,000	25,000	Nil	0%
CUI YING	25,000	25,000	Nil	0%
CUI JIAN	25,000	25,000	Nil	0%
ZHANG XUE DONG	25,000	25,000	Nil	0%
ZHU ZHI DIAN	25,000	25,000	Nil	0%
ZHU LI XIN	25,000	25,000	Nil	0%
GONG JIA XIN	25,000	25,000	Nil	0%
CAO LI GANG	25,000	25,000	Nil	0%
CAO WEN	25,000	25,000	Nil	0%
YIN ZHI LIN	10,000	10,000	Nil	0%
YIN XUE RONG	10,000	10,000	Nil	0%
FENG GANG	10,000	10,000	Nil	0%
HUANG MIN LIN	10,000	10,000	Nil	0%
HUANG XIN HUA	10,000	10,000	Nil	0%
LIU HUI MIN	5,000	5,000	Nil	0%
LI ZHI HUI	10,000	10,000	Nil	0%
FANG LI ZHU	12,500	12,500	Nil	0%
HOU MIN	12,500	12,500	Nil	0%
WANG JING	25,000	25,000	Nil	0%
HE ZHEN HUA	12,500	12,500	Nil	0%
BIAN MIN ZHEN	12,500	12,500	Nil	0%
Total:	1,537,500	1,537,500	Nil	0%

(1) Assumes all of the shares of common stock offered are sold. Based on 3,200,000 common shares issued and outstanding on June 30, 2005.

(2) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

We sold an aggregate of 1,662,500 shares to Wu Yang and Wu Pei Ru at $0.02 per share in April 2004 and December 2004, which shares are not being registered under this prospectus.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter only at prevailing market prices or privately negotiated prices. There can be no assurance that the Company will be approved for listing on the OTC Bulletin Board. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange or quotation system;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(f) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this Registration Statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling stockholders, and there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, a selling stockholder or its agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Pacific Stock Transfer (Suite 240, 500 East Warm Springs Road, Las Vegas, Nevada 89119, telephone: 702.361.3303).

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Wu Yang	President, CEO and Director	25	January 23, 2004
Wu Pei Ru	Chief Operations Officer and Director	43	January 23, 2004

Business Experience

The following is a brief account of the education and business experience of each director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Wu Yang, President, CEO and Director

Wu Yang serves as our President, our Chief Executive Officer and as one of our directors. Mr. Wu started an online store, Mandarin Music Co., Ltd., selling Chinese CDs in Japan in 2000. In 2001, he setup a moving company, Big Heart Moving Co., Ltd., serving Chinese students in Tokyo. As of the date of the Prospectus, Mr. Wu still owns the online store and moving company. He received BA from Fudan University, China in 1999, and since 2000 he has been a graduate student of Waseda University in Japan, majoring in Commerce.

Mr. Wu Yang currently spends approximately 20 hours per week providing services to our company, which represents 30% of his working hours. He is a full time graduate student. In Japan it is normal to work more than 12 hours a day. He spends 70% of his working hours to his study and managing the online store and moving company.

Wu Pei Ru, Chief Operations Officer and Director

Ms. Wu serves as our Chief Operations Officer and as one of our directors. From February 6, 1996 to September 10, 2004, Ms. Wu was a manager with Haitong Marketing System Ltd., a private company conducting marketing operations for various clients located in Taizhou, China. From June 1, 1983 to October 5, 1993 Ms. Wu worked as a researcher at the Taizhou Institute of Automation, an institute conducting machinery automation researches in Taizhou, China. Ms. Wu received her Master's degree in Business Administration from Suzhou University in China in 1996. Ms. Wu received her Bachelor of Science degree from Jiangsu University of Technology in China in 1983.

Ms. Wu currently spends approximately 30 hours per week providing services to our company, which represents approximately 100% of her working hours.

Committees of the Board

We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Conflict of Interest

None of our officers or directors will be subject to conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2005, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Wu Yang 12-610 Haoxi Rd, Nantong, Jiangsu, China	812,500	25.4%
Wu Pei Ru 6 Baojianxiang, Gaogang, Taizhou, Jiangsu, China	850,000	26.6%
Directors and Officers (as a group)	1,662,500	52%

(1) Based on 3,200,000 shares outstanding as of June 30, 2005.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 25,000,000 shares of common stock with a par value of $0.001. As at June 30, 2005 we had 3,200,000 common shares outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Amisano Hanson, Chartered Accountants, in June 2004 to audit our financial statements for the period ended September 30, 2004. There has been no change in the accountants and no disagreements with Amisano Hanson, Chartered Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Thrifty Printing Inc. included in this registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Our head office is located at 3702 South Virginia Street, #G12-401, Reno, NV 89502-6030. The Nevada office is for corresponding with our auditor, legal advisor and resident agent and the Nevada State authorities. It is controlled by our resident agent, Business First Formations, Inc., in Nevada and provided to us free of charge. Our business administration are conducted at 12 Jiangsu Rd. Shanghai, China with a monthly rent of $250.00. There is no written lease agreement. It is rented month by month. There is no other use of this office. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on January 23, 2004. We are a development stage company that has been ready to commence business operations since October 1, 2004 by providing digital photography photofinishing through our website and participating corner stores but has not generated any revenue.

Our Current Business

We are an on-line photofinishing services company that provides primarily digital photography photofinishing through our website. We are not a blank check company as we have our current business described below and a detailed plan of business (please see Plan of Operation under Management Discussion and Analysis and Plan of Operation of this prospectus), including specific plan to implementing our plan. We will not seek business combination for the next tweleve months.

We established our website as an online photo community for both digital camera and conventional film photographers. Conventional film photographers use film scanners or high-class scanners with negative scan function to convert normal film to difital pictures. Then those pictures can be printed and delivered by uploading to our website. Our website is fully operational. Users can currently create accounts to upload , store and manipulate digital images online then order hard copies and get delivered to their mailboxes usually within 5 business days. We are also building our retail network in Alberta and California through dealer agreement with corner stores. As of the date of this prospectus, we have entered into such agreements with six corner stores in Calgary, Alberta.

When a prospective customer visits our web site, they will be able to see the "member login" part on the home page. This will take them to our upload page, where they will be directed on how to upload a copy of their digital file to our servers for ordering. A customer who wants to be a member, to use the website will register his personal information such as first and last name, address, etc., create a user id and password. Our website is fully operational and we currently have twelve registered members. We do not charge membership fees. We have not yet taken orders from these registered members and have not yet generated any revenues from such orders.

Depending on a customer's connection to the Internet and file size that they are uploading, it will take about 2 to 3 minutes to upload a single 200KB file over a typical phone modem connection. For example, for 10 such images, it may take 30 minutes to complete the upload. If a customers has an ADSL, ISDN or a cable modem connection, their upload time will be much shorter.

Once a customer has uploaded all the digital images they would like to have processed, they will be taken directly into a shopping cart, where they will use the drop down menu beside each photo to select the print size.

If the order hasn't been processed, a customer is able to make any changes to orders by simply login into his account to modify his previous orders. If a customer wants to cancel his order, the customer will proceed to the "contact us" section and send us an e-mail within 24 hrs of placing that order, and we will refund to the customer.

When a customer enters information on the our site, the information will be encrypted using the highest standard available, 128-bit security software to send and receive any credit card information for a customer's order. Encryption is the process of taking the characters a customer enters at their computer keyboard and scrambling them into bits of code before transmission. The bits are securely transmitted over the internet to be deciphered when received by us. To anyone else, the information would be unreadable.

We have an agreement with GL Photo Processing Corp., a professional photo lab located in 115 Pudong Avenue, Shanghai, China to develop and deliver digital prints for customers. Pursuant to the terms of our agreement with GL Photo Processing Corp. dated July 12, 2004, GL Photo Processing Corp. agrees to develop and deliver digital prints for our customers for payments agreed upon between the two parties in accordance with the price listed on the Price Chart attached to the agreement. The Price Chart provides the compensation of its services depending on the size of printing from $0.05 per piece for size 4 x 6 to $7.70 per piece for size 24 x 30.

We will accept Mastercard or Visa for payment for shipped orders. Our Credit Card processing service is provided by Paypal, Located in San Jose, California. We applied Paypal account from its website and agreed to their User Agreement. We currently plan to charge $2.99 for up to 100 prints and an additional $0.03 per print for each print that is in excess of the 100 prints, for shipping anywhere in the US and Canada. We will only take orders from the customers in US and Canada. Once a customer has placed their your order, we may require up to 2 business days to process, print and prepare it for shipping. When our website receive orders from internet, the web program will automatically forward orders to GL Photo. GL Photo will print and package orders then deliver them by air to customers or retail locations by China Post EMS, the government owned postal services. China Post EMS charges $2.99 for first priority mail for any package under 1 Kg for a 5 day delivery to the US or Canada. In total a customer's order may take up to 7 business days for home delivery.

We charge photofinishing price depending on the size of printing. The price is $0.10 per print for size 4 x 6, $0.99 for size 5 x 7 and $2.99 for size 8 x 10.

We have also entered into dealer's agreements with the following six Calgary corner stores: (a) Buy-Rite Store, (b) No. 1 Convenience Store, (c) Evergreen Store, (d) Winks, (e) Lang Grocery & Confectionery and (f) Dollar Food Store, and plan to enter into more such agreements with corner stores in the Calgary and San Francisco areas. Under each dealer's agreement we agree to give corner stores of our dealer network unique prices that are less than the prices charged to customers via the Company's website chart but they can sell for more or less depends on their location and other situations. If a customer order prints from a corner store, he needs to pay that corner store's own price, and he needs to pick up the order by himself after 5 business days. The corner store will pay us by cheque or wire transfer the price we agreed to. The manager of the corner store needs to upload picture to our website by himself. Then we process and mail the prints back to that corner store. Each dealer's agreement has a term of five years. We have not yet begun receiving orders from corner stores that entered into dealer agreements with us.

There are two associates who are Mr. Wu Pei Ru's relative working in Calgary and San Fracisco areas. They walk in those corner stores to talk to the store owners. If the owner feels interested then he will sign the dealer's agreement. The Company will not be the exclusive digital photography photofinishing company for those corner stores. The Company is currently providing these services for the corner stores in Calgary. We intend to continue to use these tow associates to locate and negotiate with other corner stores in Calgary and San Francisco.

Marketing

We chose to focus on the digital camera owner market segment as our primary customer base.

To expand our customer base and to extend the image of the company, we plan to promote our website brand through media advertising, public relations and participation in trade shows.

Internet ads are an obvious choice because that is the nature of our business. Marketing will also be done through printed media such as "Metro" and "Trader" which care available in all major cities in US and Canada. According to these two newspapers they charge about $200 per month for advetisement in size 2 x 3 inches. These papers' major focus is younger people and young people are the majority users of digital cameras. We will raise additional funds to carry out the advertisement.

We will also rely on free listings on search website directories like Google and Yahoo for the majority of website traffic to our website. Google and Yahoo provide free Internet websites for any company to list their name and website address without charge, similar to telephone companies who provide Yellow Pages for anyone to list their name and telephone number without charge. Most of the traffic to Thrifty Printing's website will come through the search websites and listings on website directories. We anticipate that the search websites like Google will represent the majority of the website's traffic. We will list our website on Google and Yahoo after our website's new additional features are developed, which will be in October 2005.

Technology

We host our website and email on servers owned and operated by Instaspace Technologies, a company located in London, Britain. Under our agreement with Instaspace Technology, Instaspace agrees to provide its web site hosting and technical support, which is provided via email and chat only. Instaspace Technology will open unlimited traffic for our web site. We agree not to carry out illegal actions, interest abuse, system abuse, server abuse and abuse of the unlimited traffic offered by Instaspace. Instaspace provides high performance bandwidth and secure server co-location facilities with a 100% uptime guarantee. Instaspace has one main server and one backup server. The backup server will work automatically in case the mainer server is down. If both servers are down we have to wait until the servers are fixed. We, however, have backup files in our computers. If necessary, we can also make our PC as a temporary server. Pursuant to the User Agreement we entered into with Instaspace Techonologies, we pay a monthly fee of $500 for Instarspace to provide website hosting and technical support. Mr. Wu Yan currently pays the monthly fee on behalf of the Company. We will reimburse him later.

Competition

Internet photography service providers offer different services, some associated with photofinishing, others with archiving and sharing. Some of the common services provided are:

  Content - the ability to offer uploading through photofinishing or other devices, as well as photo enhancing options. Internet portals can charge for the uploading service or provide it free of charge. Some companies offer the content for online photography community sites, promoting photographic education via articles and photo-magazine subscriptions or via chats and lectures with professional photographers.

  Sharing/Albums - via the creation of albums and archives, many of the sites offer the ability to view and share photos.

  Photofinishing - is generated through prints, reprints, enlargements, gift items and sales of photo hardware and supplies.

  Community - communities offer an interactive location where the user can find a one-stop-shop catering to photography.

The online photo print service market is a relatively new market. According to Kodak's publication on its website, the first generation of online photo print services arose with the 1996 introduction of online photo print services by PictureVision, Inc. under the trade name "PhotoNet". Shortly thereafter, in August 1997, Eastman Kodak Inc. ("Kodak") entered the online photo print business with the introduction of the Kodak Picture Network service, which provided conventional film scanning and uploading of digitized pictures to the Internet. In February 1998, Kodak acquired a 51% interest in PictureVision, Inc. According to Sony's publication as on its website, shortly after Kodak acquired a controlling interest in PictureVision, Inc., Sony introduced an online photo print service featuring free uploading of digital images to a Sony image station for online ordering of prints. According to the publication on the website of Foto Wire Development S.A. of Geneva, the other first generation online photo print service provider is Foto Wire Development S.A. of Geneva, Switzerland, which has been providing Internet photo print services designed specifically for digital camera photographers in Europe since 1998. In 1999, Foto Wire Development S.A. entered the U.S. market in partnership with two mail order photography developing labs, Mystic Color Lab in Connecticut and Signature Color in Texas.

According to the publication on the website of Kodak, Shutterfly and Snapfish, the second generation of online photo print services began in November 1999 with the entry into the market by Ofoto, Shutterfly and Snapfish. This generation was a business to consumer model focused on the "mail order" concept of delivering digital/digitized photos through the Internet to a wholesaler with delivery back to the consumer through the postal service or by way of courier. This is the market in which we intend to provide our services.

The most notable names in the online photofinishing business, names such as Kodak's Ofoto, Shutterfly and Snapfish, are our direct competitors. These companies have focused on a pure business to consumer model of online photofinishing. In addition, we will be competing with the established "mail order" players such as Mystic Color and District Photo (the world's largest mail order photofinishing operator).

Here is the price and service chart amont us and our competitors, which we obtained from each competitor's website:
Competitor's name	4x6 print price	Service Type	Shipping Cost
Kodak	$0.25	Online Only	$4.99 per order
Sony	$0.19	Online Only	Free
Shutterfly	$0.19	Online Only	$0.03 per print
Snapfish	$0.19	Online Only	$0.05 per print
Fotowire	$0.25 (500 prints min.)	Online and Local Store	Free
Mystic color	$0.29	Online Only	$0.05 per print
District Photo	$0.29	Online Only	$0.03 per print
Thrifty Printing	$0.10	Online and Local Store	$2.99 up to 100 prints. Additional $0.03 per print for quantities exceeding 100 prints

*The above chart does not include all competitors.

We believe that consumers will choose products and services based on the following criteria:

  Significant cost savings. We have reached agreement with GL Photo Processing Corp. of Shanghai China that they will process our customers' orders at a very low price, at 10 cents for 4 inch x 6 inch size prints right now, 4 inch x 6 inch size print is the regular size which occupies the majority of the market, other size prints usually used by professionals.

  Convenience. We are building a local dealer network of corner stores to establish physical presence, customers may go to a nearby corner store that has a dealer's agreement with us to order services. This network will bring convenience to local customers, especially to those who don't use computer and internet often but still need to print their photos.

Companies such as Kodak and Sony have strong financial positions and resources in comparison with us, a newly incorporated development stage company with a very weak financial position and limited resources. There are no assurances that we can successfully compete with them.

Growth Strategy

Our objective is to become the leading online provider of digital photofinishing products printing. The following is our growth strategy:

  We will put our advertisement on our website and put advertisements on other web sites. The trade show we will attend is "Print Ontario" which is a large printing show in North America.

  We will contact more corner stores for them to enter into agreements with us for providing digital film photofinishing photography.

  We will contact and establish relationships with our website affiliates. Affiliate means a website owner, such as tiger direct.com and tiger direct.ca, who can add our website ads in his (its) website. When his (its) website viewer click the ads and order prints from our website, our affiliate system program will credit this affiliate's account with commission the affiliate earns. We will enter into arrangements where the Company will place its website ad on an affiliate's website.

Employees

We do not currently have any employees other than our officers and directors. The two associates that are Mr. Wu Pei Ru's relatives are not employees at the Company. Any personnel that may be required for the photofinishing procedures will be provided by GL Photo Processing Corp., a private company located in Shanghai, China, pursuant to our agreement with them.

Intellectual Property

We own the domain name Myphotolab.us. We registered this domain through our .us registrar, Wild West Domains, Inc., an Arizona company.

We are not aware that our services or proprietary rights infringe the proprietary rights of third parties. However, from time to time, we may receive notices from third parties asserting that we have infringed their trademarks, copyrights or other intellectual property rights. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease the marketing or use of our website, any of which could have a material adverse effect on our business, operating results and financial condition.

Government Regulations

We are subject to the laws and regulations of those jurisdictions in which we plan to provide our on-line photofinishing services that are generally applicable to operation of business, such as business license requirement, income taxes and payroll taxes. In general our services are not subject to special licensing or other regulatory requirements in those jurisdictions in which we plan to provide our services. Our business includes exporting to the US and Canadian customers photos processed in China. Since China, the US and Canada treat the export and import of finished photos as documents, we are not aware of any customs, commerce and other regulations or laws that could impact our business.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Plan of Operation

The following discussion should be read in conjunction with our audited financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 7 of this registration statement.

Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

From the date of our incorporation on January 23, 2004, we have been a start-up company with no revenues. Our operating activities during this period consist primarily of developing our business plan, marketing digital photo printing business and developing our website http://www.myphotolab.us. We have attended several meetings with film and photo processing companies to negotiate a deal that we can get our customers' digital print orders processed and delivered at very low price.

Since our incorporation on January 23, 2004, we have been taking steps to implement our business plan.

First of all, we have attended several meetings with film and photo processing companies to negotiate a deal that we can get our customers' digital print orders processed and delivered at very low price. After numerous negotiations and examinations of equipment, paper, quality as well as management, we reached agreement with GL Photo Processing Corp. of Shanghai China.

Second, we have been kept working on our web site. As of today, the website is fully operational, and now a customer can create an account at no cost by typing and submitting his personal information including name, address and email, then he can login the website, upload his pictures, select pictures he wants to print, choose print size and quantity and check out to pay by credit card, then the order will be processed and delivered.

Third, we have decided to build a local dealer network of corner stores to establish physical presence. This network will also bring convenience to local customers and promote our web site at the same time. We have made contacts with corner stores in Calgary, Alberta and San Francisco, California. We give corner stores of our dealer network unique price chart and they can sell for more or less depends on their location and other situations. If a customer order prints from a corner store, he needs to pay that corner store's own price, and he needs to go to the corner store to pick up thephoto prints ordered after 5 business days. The manager of the corner store needs to upload picture to our web site hy himself. Then we process and mail the prints back to that corner store. As of today, we have entered into dealers' agreements with six Calgary corner stores and plan to eneter into more such agreements with corner stores in the Calgary and San Francisco areas. There are 2 associates who are Wu Pei Ru's relative working on the above area. They are working for us at no cost in their spare time right now, but we will negotiate their compensation after the Company becomes profitable. The compensation will not cover their current work.

Our primary objectives in the next twelve-month period include further marketing, development and expansion of our website and generate photofinishing sales. Management believes that the keys to our success include an increased awareness in the marketplace of our services and our competitive prices for photofinishing. In our management's opinion, we will make every attempt and a good faith effort to effectuate our business plan in the next twelve months the following events need to occur and we need to reach the following milestones in order for us to become profitable:

(1) We will add the following new features to improve our website: (1) to allow customers to modify photos online, including resize, crop, white balance (2) to allow other people to view and rate a customer's selected photos to make suggestions and contact the customer (3) to establish an affiliate program by allowing website owners to become our affiliates. Affiliat eprogram means if a person has a website, he can make commission by putting our Ad on his web, if someone clicks the Ad and order prints from us, the program will credit commission to him, in other words, affiliate program is a tracking program. We expect these features to be available before September 2005, the cost of which will be $15,000.

(2) We will undertake our online promotional efforts to sell our services, encouraging potential customers to download their photographs for photofinishing by us. To expand our customer base and to extend the image of the Company, we plan to promote our website brand through a combination of advertising and participation in trade shows. We believe internet ads are an obvious choice because that is the nature of our business. We will put text link Ads on Google like our competitors. We will contact some internet media like dpreview.com. We also will carry on low cost advertisements through printed media such as Meteo and Trader. We will join the "Print Ontario" trade show, which is a large printing show in North America. We expect to start all these promotions from Septemebr 2005. The budget will be approximately $5,000 in the next 12 months.

We will also list our website on major free search websites like Google, Yahoo! and MSN for the vast majority of website traffic to our website. The listings on these website directories is free-of-charge. We will list our website on all of these kinds of search websites as much as we can.

(3) We will increase the number of corner stores who will enter into dealer's agreements with us.

We will contact more corner stores for them to enter into agreements with us for providing digital film photofinishing photography. We will hire two local representatives by September 2005 to contact local corner stores to join our network. We believe the bigger the network we build, the more customers we will get, and the more popular our website will become. We expect the cost of hiring the two local representatives will be $10,000 for the next twelve months.

We will hire and retain a core group of experienced marketing specialists. The expertise and knowledge of the marketing specialists we have on our staff will help us attract customers for our printing services and corner stores for our dealer network. We want to hire and retain one to three marketing specialists by December 31, 2005. The cost for hiring marketing specialists will be approximately $10,000 to $30,000 in the next 12 months.

We have cash in the amount of $1,010 as of June 30, 2005. In the opinion of our management, available funds will probably not satisfy our working capital requirements through September 30, 2005. We anticipate that we will need to raise additional capital for the implementation of our business plan ($40,000 - $60,000) and for legal and accounting expenses ($19,000 - $22,000) for the next twelve months. We will obtain the additional funding by borrowing from our directors and officers, as well as a private placement. We cannot guarantee that additional funding will be available on favourable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be adversely affected. Our officers and directors have agreed to continue contributing funds to pay for our expenses by way of loans if adequate funds are not available. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues. Because our directors and officers feel confident about our business, we understand that our directors and officers will contribute their own funds to support the business of our Company. When there is a need for cash, the amount of funds to be contributed by our directors and officers will depend on the personal financial condition of each of them; the director or officer in a better personal financial condition will contribute more of his own funds to our Company. It is our understanding that our directors and officers agreed to first contribute up to an additional $50,000 of their own funds collectively toward our Company as loans without interest before we need to seek financing from other sources.

Cash Requirements

Presently, our revenues are not sufficient to meet our operating and capital expenses. Management projects that we will require additional funding to expand our current operations.

There is some doubt about our ability to continue as a going concern as the continuation of our business is dependent upon the successful development and market acceptance of our website, and finally, maintaining a break even or profitable level of operations.

We have incurred operating losses since inception. As at June 30, 2005 we had cash-on-hand of $1,010. Management projects that we may require an additional $59,000 to $82,000 to fund our ongoing operating expenditures, working capital requirements for the next twelve-month period broken down as follows:

Estimated Funding Required During the Next Twelve Month Period:
Operating expenditures
Legal	$10,000
Marketing	$5,000
Personnel	$20,000 - $40,000
Website and Development costs	$15,000
Working capital	$9,000 - $12,000
Total	$59,000 - $82,000

We plan to raise funds required through a private placement or loans from our directors to meet our business requirements. Our directors and officers agreed to contribute, by way of loan, up to an additional $50,000 of their own funds collectively toward our Company first before we need to seek financing through private placement and will lend the funds when it is required. With the $50,000, we will spend $15,000 on new features to improve our website (see milestone 1 above), $5,000 on marketing (see milestone 2) and the balance for hiring local representatives and marketing specialists (see milestone 3). We believe the Company will start generating revenues when new features have been added to our website and we have started our promotions in accordance with our business plan, which will be in about October 2005.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the financial statements for the period ended September 30, 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, successful and sufficient market acceptance of our website, the continuing successful development of our website, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

We are not raising capital in this offering and will not raise capital in a public offering in our business plan for the next twelve months because we believe we will be able to raise funds in the next twelve months by way of directors' and officers' loans and private placements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain any additional financing required on a timely basis, we will not be able to meet our other obligations as they become due and we will be forced to scale down or perhaps even cease our operations.

Research and Development

We have spent $5,000 to design and implement our website. We will spend a further $2,500 to $5,000 developing the website between now and September 30, 2005 to expand the website and its exposure on the internet.

Other Expenses

We incurred expenses unrelated to the website operations including legal expenses and auditing expenses relating to the preparation of this registration statement. We expect to incur a total of $25,000 in legal expenses related to the preparation and filing of this registration statement (about $10,000 has been paid and the balance will be paid from our cash resources currently available to us). After the effectiveness of this registration statement, we expect our ongoing legal expenses to be significantly reduced, averaging less than $500 per month. We expect to incur a total of $5,000 in auditing expenses (about $Nil has been paid). We expect our ongoing auditing expenses will be $5,000 per year.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations. We may purchase computer hardware and software for our ongoing operations.

Personnel

Currently, our only employees are our officers and directors. We do not have plans to increase our number of employees through the next twelve months. The local representatives and marketing specialists we plan to hire in the next twelve months will be on a contract basis, not to be our employees.

If our sales and marketing program is successful in promoting our services, we may be required to hire new personnel to improve, implement and administer our operational, management, financial and accounting systems.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangement with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on our financial statements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles used in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

The audited financial statements included with this prospectus have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the audited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On April 23, 2004, we issued 212,500 shares of our common stock at $0.02 per share and on December 31, 2004, we issued 600,000 shares of our common stock at $0.02 per share to Wu Yang, our president, and director, in a private placement transaction.

As of June 30, 2005, we have received $5,668 from Wu Yang, our President and Director, as loans that are unsecured, non-interest bearing and have no specific terms of repayment.

On April 23, 2004, we issued 250,000 shares of our common stock at $0.02 per share and on December 31, 2004, we issued 600,000 shares of our common stock at $0.02 per share to Wu Pei Ru, our Chief Operations Officer and director, in a private placement transaction.

Given that we are a start-up, development stage company, we believe that the terms of the foregoing transactions, and the funds provided thereby, was the only manner by which we could generate the funds required to implement the initial stages of our business plan.

Pursuant to the User Agreement we entered into with Instaspace Technologies, we pay a monthly fee of $500 for Instaspace to provide website hosting and technical support. Mr. Wu Yan currently pays the monthly fee on behalf of the Company. We will reimburse him later. These advances from Mr. Wu Yan are unsecured, non-interest bearing and have no specific terms of repayment.

The promoters of our company are our president, and one of our directors, Wu Yang; and our chief operations officer and director, Wu Pei Ru.

None of our directors and officers have received compensation for their time, effort and attention that they give to the affairs of our company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is currently no trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933. Rule 144, as currently in effect, allows a person who has beneficially owned shares of a company's common stock for at least one year to sell within any three month period a number of shares that does not exceed the greater of:

(1) 1% of the number of shares of the subject company's common stock then outstanding which, in our case, will equal approximately 20,000 shares as of the date of this prospectus; or

(2) the average weekly trading volume of the subject company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the subject company.

Under Rule 144(k), a person who is not one of the subject company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 462,500 of the shares that may be sold pursuant to Rule 144 after April 23, 2005 and 1,200,000 of the shares may be sold pursuant to Rule 144 after December 31, 2005. Accordingly, Rule 144 applies to the 1,662,500 shares except for subparagraph (k) of Rule 144, which does not apply to affiliate shares. All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as the shareholder remains an affiliate of our company. Three months after such persons cease to be affiliates of our company, sales may be made after the two year period from the issue date without 144 limitations under Rule 144(k).

We are registering 1,537,500 shares of our common stock under the Securities Act of 1933 for sale by the selling securities holders named in this prospectus. The affiliates of our company, our directors and officers, collectively own 1,662,500 shares. There are currently 62 holders of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Articles of Incorporation and Bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

EXECUTIVE COMPENSATION

No executive officer of our company received an annual salary and bonus that exceeded $100,000 during the period from inception (January 23, 2004) to September 30, 2004. No compensation will be paid by the Company to any officer for the current year. The following table shows the compensation received by our president for the period from inception (January 23, 2004) to September 30, 2004.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation (1)
					Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation(1)	Securities Underlying Options/SARs Granted	Restricted Shares or Restricted Share Units	LTIP Payouts	All Other Compen- sation
Wu Yang President, CEO and Director	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

Stock Options and Stock Appreciation Rights

From the date of inception (January 23, 2004) to June 30, 2005, we did not grant any stock options or stock appreciation rights to any of our directors or officers.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the period ended December 31, 2004.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Thrifty Printing Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

FINANCIAL STATEMENTS

Our financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America.

The following financial statements pertaining to Thrifty Printing Inc. are filed as part of this registration statement:

  Audited financial statements for the period from January 23, 2004 (Date of Inception) to September 30, 2004
-Unaudited financial statements for the nine months ended June 30, 2005

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  REPORT AND FINANCIAL STATEMENTS

  For the period January 23, 2004 (Date of Inception) to September 30, 2004

  (Stated in US Dollars)

TERRY AMISANO LTD.

AMISANO HANSON

KEVIN HANSON, C.A.

CHARTERED ACCOUNTANTS

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Stockholders,

  Thrifty Printing Inc.

  (A Development Stage Company)

  We have audited the accompanying balance sheet of Thrifty Printing Inc. (A Development Stage Company) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period January 23, 2004 (Date of Inception) to September 30, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Thrifty Printing Inc. as of September 30, 2004 and the results of its operations and its cash flows for the period January 23, 2004 (Date of Inception) to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not yet achieved profitable operations and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada

/s/ Amisano Hanson

December 7, 2004

Chartered Accountants

750 West Pender Street, Suite 604

Telephone: 604-689-0188

Vancouver Canada

Facsimile: 604-689-9773

V6C 2T7

E-MAIL: amishan@telus.net

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  BALANCE SHEET

  September 30, 2004

  (Stated in US Dollars)

ASSETS

Current

Cash

$ 28,110

 LIABILITIES

Current

Accounts payable and accrued liabilities

$ 2,505

 STOCKHOLDERS' EQUITY

Capital stock

Authorized:

25,000,000

common shares, par value $0.001 per share

Issued and outstanding:

2,000,000

common shares

2,000

Additional paid-in capital

38,000

Deficit

(14,395)

25,605

$ 28,110

  Nature and Continuance of Operations - Note 1

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  STATEMENT OF OPERATIONS

  for the period from January 23, 2004 (Date of Inception) to September 30, 2004

  (Stated in US Dollars)

Expenses

Accounting and audit fees

$ 2,000

Legal fees

3,730

Registration and filing fees

736

Website design and maintenance

8,000

Loss before other item

(14,466)

Gain on foreign exchange

71

Net loss for the period

$ (14,395)

Basic and diluted loss per share

$ (0.01)

Weighted average number of shares outstanding

1,274,900

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  STATEMENT OF STOCKHOLDERS' EQUITY

  for the period from January 23, 2004 (Date of Inception) to September 30, 2004

  (Stated in US Dollars)

Deficit

Accumulated

Additional

During the

Common Stock

Paid-in

Development

Shares

Amount

Capital

Stage

 Total

Capital stock issued for cash

- at $0.02

2,000,000

$ 2,000

$ 38,000

$ -

$ 40,000

Net loss for the period

-

-

-

(14,395)

(14,395)

Balance, September 30, 2004

2,000,000

$ 2,000

$ 38,000

$(14,395)

$ 25,605

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  STATEMENT OF CASH FLOWS

  for the period from January 23, 2004 (Date of Inception) to September 30, 2004

  (Stated in US Dollars)

Cash flows used in Operating Activities

Net loss for the period

$ (14,395)

  Adjustments to reconcile net loss to net cash used
by operating activities

Accounts payable and accrued liabilities

2,505

Net cash used in operating activities

(11,890)

Cash flows from Financing Activity

Issuance of common shares

40,000

Increase in cash during the period

28,110

Cash, beginning of period

-

Cash, end of period

$ 28,110

Supplemental disclosure of cash flow information:

Cash paid for:

Interest

$ -

Income taxes

$ -

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  NOTES TO THE FINANCIAL STATEMENTS

  September 30, 2004

  (Stated in US Dollars)

  Note 1 Nature and Continuance of Operations

  The Company was incorporated in the State of Nevada, United States of America on January 23, 2004.

  The Company is in the development stage.  Since its formation, the Company has not yet realized any revenues from its planned operations.  The Company operates an Internet website to provide digital photography photofinishing services.

  The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As of September 30, 2004, the Company has not yet achieved profitable operations and has accumulated losses totaling $14,395 since inception, which raises substantial doubt that the Company will be able to continue as a going concern.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations.  Management has plans to seek additional capital through a private placement of its common stock or loans from directors of the Company.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

  The Company has elected a fiscal year end of September 30.

  Note 2 Significant Accounting Policies

  The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

  The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

   a) Development Stage Company

   The Company is a development stage company as defined in the Statement of Financial Accounting Standards ("SFAS") No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

  b) Financial Instruments

  The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments.  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

  c) Foreign Currency Translation

  The Company's functional currency is the Canadian dollar as substantially all of the Company's operations are in Canada.  The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with SFAS No. 52.

  Thrifty Printing Inc.

  (A Development Stage Company)

  Notes to the Financial Statements

  September 30, 2004

  (Stated in US Dollars)

  Note 2 Significant Accounting Policies - (cont'd)

  Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year-end date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the year.  Translation adjustments from the use of different exchange rates from year to year are included in the Comprehensive Income account in Stockholders' Equity, if applicable.

  Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations.

  d) Income Taxes

  The Company has adopted SFAS No. 109 - "Accounting for Income Taxes".  SFAS No. 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

  e) Basic and Diluted Loss Per Share

  In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2004, the Company had no stock equivalents that were anti-dilutive and excluded in the loss per share computation.

  f) Website Costs

  The Company recognizes the costs incurred in the development of the Company's website in accordance with EITF 00-2 "Accounting for Website Development Costs" and, with the provisions of AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".  Accordingly, direct costs incurred during the application stage of development are capitalized and amortized over the estimated useful life.  Fees incurred for web site hosting are expensed over the period of the benefit.  Costs of operating a web site are expensed as incurred.

  g) New Accounting Standards

  Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

  Note 3 Related Party Transactions

  During the period ended September 30, 2004, the Company issued 462,500 shares of common stock at $0.02 for $9,250 to directors of the Company.

  Thrifty Printing Inc.

  (A Development Stage Company)

  Notes to the Financial Statements

  September 30, 2004

  (Stated in US Dollars)

  Note 4 Deferred Tax Assets

  The following table summarizes the significant components of the Company's deferred tax assets:

 Total

Deferred Tax Assets

Non-capital loss carry forward

$ 2,159

Valuation allowance for deferred tax asset

(2,159)

$ -

  The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is likely to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

  Note 5 Corporation Income Tax Losses

   At September 30, 2004, the Company has accumulated non-capital losses totaling $14,395, which are available to reduce taxable income in future taxation years.  These losses expire beginning in 2024.  The potential benefit of these losses, if any, has not been recorded in the financial statements.

  Note 6 Commitment

   The Company has filed a Form SB-2 registration statement to qualify 1,537,500 common shares, which may be resold by stockholders.

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  INTERIM FINANCIAL STATEMENTS

  June 30, 2005

  (Stated in US Dollars)

  (Unaudited)

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  INTERIM BALANCE SHEETS

  June 30, 2005 and September 30, 2004

  (Stated in US Dollars)

  (Unaudited)

June 30,

September 30,

2005

2004

ASSETS

Current

Cash

$ 1,010

$ 28,110

LIABILITIES

Current

Accounts payable and accrued liabilities

$ 13,871

$ 2,505

Due to related parties - Note 3

5,668

-

19,539

2,505

STOCKHOLDERS' EQUITY

Capital stock - Note 3

Authorized:

25,000,000 common shares, par value $0.001 per share

Issued and outstanding:

3,200,000 common shares (September 30, 2004: 2,000,000)

3,200

2,000

Additional paid-in capital

60,800

38,000

Deficit accumulated during the development stage

(82,529)

(14,395)

(18,529)

25,605

$ 1,010

$ 28,110

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  INTERIM STATEMENTS OF OPERATIONS

  for the three and nine months ended June 30, 2005

  and for the period from January 23, 2004 (Date of Incorporation) to June 30, 2005

  (Stated in US Dollars)

  (Unaudited)

January 23,

Three months

Nine months

2004 (Date of

ended

ended

Incorporation)

June 30,

June 30,

to June 30,

2005

2005

2005

Expenses

Accounting and audit fees

$ 4,072

$ 9,055

$ 11,055

Bank charges and interest

40

175

175

Consulting

-

17,723

17,723

Legal fees

7,771

28,597

32,327

Registration and filing fees

-

2,129

2,865

Website design and maintenance

6,580

10,580

18,580

Loss before other item

(18,463)

(68,259)

(82,725)

Gain (loss) on foreign exchange

(71)

125

196

Net loss for the period

$ (18,534)

$ (68,134)

$ (82,529)

Basic and diluted loss per share

$ (0.01)

$ (0.02)

Weighted average number of shares outstanding

3,200,000

2,795,604

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  INTERIM STATEMENT OF STOCKHOLDERS'EQUITY (DEFICIENCY)

  for the period from January 23, 2004 (Date of Incorporation) to June 30, 2005

  (Stated in US Dollars)

  (Unaudited)

Deficit

Accumulated

Additional

During the

Common Stock

Paid-in

Development

Shares

Amount

Capital

Stage

Total

Capital stock issued for cash

- at $0.02

2,000,000

$ 2,000

$ 38,000

$ -

$ 40,000

Net loss for the period

-

-

-

(14,395)

(14,395)

Balance, September 30, 2004

2,000,000

2,000

38,000

(14,395)

25,605

Capital stock issued for cash

- at $0.02

1,200,000

1,200

22,800

-

24,000

Net loss for the period

-

-

-

(68,134)

(68,134)

Balance, June 30, 2005

3,200,000

$ 3,200

$ 60,800

$ (82,529)

$ (18,529)

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  INTERIM STATEMENTS OF CASH FLOWS

  for the nine months ended June 30, 2005

  and for the period from January 25, 2004 (Date of Incorporation) to June 30, 2005

  (Stated in US Dollars)

  (Unaudited)

January 23,

Nine months

2004 (Date of

ended

Incorporation)

June 30,

to June 30,

2005

2005

Cash flows used in operating activities

Net loss for the period

$ (68,134)

$ (82,529)

  Adjustments to reconcile net loss to net cash used in operating activities

Accounts payable and accrued liabilities

11,366

13,871

Net cash used in operating activities

(56,768)

(68,658)

Cash flows from financing activities

Due to related parties

5,668

5,668

Issuance of common shares

24,000

64,000

Net cash provided by financing activities

29,668

69,668

Increase (decrease) in cash during the period

(27,100)

1,010

Cash, beginning of period

28,110

-

Cash, end of period

$ 1,010

$ 1,010

Supplemental disclosure of cash flow information:

Cash paid for:

Interest

$ -

$ -

Income taxes

$ -

$ -

  SEE ACCOMPANYING NOTES

  THRIFTY PRINTING INC.

  (A Development Stage Company)

  NOTES TO THE INTERIM FINANCIAL STATEMENTS

  June 30, 2005

  (Stated in US Dollars)

  (Unaudited)

  Note 1 Interim Financial Statements

   While the information presented in the accompany nine months to June 30, 2005 interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim period presented in accordance with the accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.  It is suggested that these financial statements be read in conjunction with the Company's September 30, 2004 annual audited financial statements.

   Operating results for the nine-month period ended June 30, 2005, are not necessarily indicative of the results that can be expected for the year ending September 30, 2005.

   The comparative figures for the period January 23, 2004 (Date of Incorporation) to June 30, 2004 have not been provided, as the Company's business activity during this period was insignificant.

  Note 2 Continuance of Operations

   The interim financial statements have been prepared using generally accepted accounting principles in the United States of America applicable for a going concern which assumes that the Company will realize its assets and discharge its liabilities in the ordinary course of business.  As of June 30, 2005, the Company has a working capital deficiency of $18,529, has not yet attained profitable operations and has accumulated losses of $82,529 since its commencement.  Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and pay its liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

  Note 3 Related Party Transactions

   During the nine months ended June 30, 2005, the Company issued 1,200,000 common shares at $0.02 per share, to two directors of the Company, for $24,000.

   The amount due to related parties consist of advances from directors of the Company.  These advances are unsecured, non-interest bearing and have no specific terms of repayment.

  Note 4 Commitment

   The Company has filed a Form SB-2 registration statement to qualify 1,537,500 common shares which may be resold by stockholders.

  Until ◆
 (which is 90 days after the effective date of the prospectus), all dealers that effect transaction in thesesecurities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

  Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Nevada corporation law provides that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve:  (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company.  We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder.  No expenses shall be borne by the selling stockholder.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees

$3.90

Printing and engraving expenses

$1,000.00(1)

Accounting fees and expenses

$5,000.00(1)

Legal fees and expenses

$25,000.00(1)

Transfer agent and registrar fees

$1,000.00(1)

Fees and expenses for qualification under state securities laws

$0.00

Miscellaneous

$1,000.00(1)

Total

$33,003.90

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

On April 23, 2004, we issued 2,000,000 common shares to the following 62 subscribers at an offering price of $0.02 per share for gross offering proceeds of $40,000.  On December 31, 2004, we further issued 1,200,000 common shares to our directors and officers at a price of $0.02 per share for gross offering proceeds of $24,000.  Both transactions are offshore transactions relying on Rule 903 of Regulation S of the Securities Act of 1933.  None of the subscribers were U.S. persons at that term is defined in Regulation S.  No directed selling efforts were made in the United States by Thrifty Printing, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing.  We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available.  The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Name of Stockholder

 Number of Common
Shares Subscribed

 WU YANG
President, CEO and Director

812,500

 WU PEI RU
Chief Operating Officer and Director

850,000

WANG JING

25,000

32

ZHANG LI JIANG

25,000

ZHANG XIAO LIN

25,000

WU GUO BIN

30,000

XU LIN

5,000

LIU GUO XIANG

25,000

ZHANG QUAN

25,000

XUE YING LIANG

25,000

FANG GUO KUN

25,000

JIANG ZI MIN

25,000

MA LI XIANG

25,000

HUA XIN

25,000

MA MING ZHEN

25,000

CHEN GANG

25,000

YAO HONG

37,500

LIU DONG

37,500

LIU TING

37,500

ZHOU WEN HU

30,000

WU ZHANG

30,000

WU LAN

30,000

LI JING

37,500

LI JIANG SHENG

37,500

XUE YI JIAN

37,500

ZHU JIAN HUA

37,500

ZHU LIN

40,000

LEL JING

40,000

LIU MING

40,000

XU GANG

40,000

XU PING YI

40,000

ZHOU LIN LIN

40,000

LI MIN XUE

60,000

CHEN HAO ZHI

60,000

MIN SHAO DONG

25,000

SUO JING

25,000

SUO XING FA

25,000

ZHANG AN

15,000

WU HAI ZHONG

15,000

WU HAO

15,000

HE MIN LIN

5,000

WANG LI QUAN

25,000

LIU LI XING

25,000

CUI YING

25,000

CUI JIAN

25,000

ZHANG XUE DONG

25,000

ZHU ZHI DIAN

25,000

33

ZHU LI XIN

25,000

GONG JIA XIN

25,000

CAO LI GANG

25,000

CAO WEN

25,000

YIN ZHI LIN

10,000

YIN XUE RONG

10,000

FENG GANG

10,000

HUANG MIN LIN

10,000

HUANG XIN HUA

10,000

LIU HUI MIN

5,000

LI ZHI HUI

10,000

FANG LI ZHU

12,500

HOU MIN

12,500

HE ZHEN HUA

12,500

BIAN MIN ZHEN

12,500

Total:

3,200,000

Item 27 EXHIBITS

The following Exhibits are filed with this Prospectus:

Exhibit Number

Description

3.1*

Articles of Incorporation

3.2*

Bylaws

4.1*

Specimen ordinary share certificate

5.1*

Opinion of Fraser and Company regarding the legality of the securities being registered.

10.1*

Form of Subscription Agreement between Thrifty Printing Inc. and each of the following persons:

Name

Amount of Common Shares Purchased

WU YANG

812,500

WU PEI RU

850,000

WANG JING

25,000

ZHANG LI JIANG

25,000

ZHANG XIAO LIN

25,000

WU GUO BIN

30,000

XU LIN

5,000

LIU GUO XIANG

25,000

ZHANG QUAN

25,000

XUE YING LIANG

25,000

FANG GUO KUN

25,000

JIANG ZI MIN

25,000

MA LI XIANG

25,000

HUA XIN

25,000

MA MING ZHEN

25,000

CHEN GANG

25,000

YAO HONG

37,500

34

LIU DONG

37,500

LIU TING

37,500

ZHOU WEN HU

30,000

WU ZHANG

30,000

WU LAN

30,000

LI JING

37,500

LI JIANG SHENG

37,500

XUE YI JIAN

37,500

ZHU JIAN HUA

37,500

ZHU LIN

40,000

LEL JING

40,000

LIU MING

40,000

XU GANG

40,000

XU PING YI

40,000

ZHOU LIN LIN

40,000

LI MIN XUE

60,000

CHEN HAO ZHI

60,000

MIN SHAO DONG

25,000

SUO JING

25,000

SUO XING FA

25,000

ZHANG AN

15,000

WU HAI ZHONG

15,000

WU HAO

15,000

HE MIN LIN

5,000

WANG LI QUAN

25,000

LIU LI XING

25,000

CUI YING

25,000

CUI JIAN

25,000

ZHANG XUE DONG

25,000

ZHU ZHI DIAN

25,000

ZHU LI XIN

25,000

GONG JIA XIN

25,000

CAO LI GANG

25,000

CAO WEN

25,000

YIN ZHI LIN

10,000

YIN XUE RONG

10,000

FENG GANG

10,000

HUANG MIN LIN

10,000

HUANG XIN HUA

10,000

LIU HUI MIN

5,000

LI ZHI HUI

10,000

FANG LI ZHU

12,500

HOU MIN

12,500

HE ZHEN HUA

12,500

BIAN MIN ZHEN

12,500

10.2 **

Agreement between Thrifty Printing Inc. and GL Photo Processing Corp. dated July 12, 2004.

35

10.3***

Executed User Agreement between Thrifty Printing Inc. and Instaspace Technologies.

10.4***

Executed Agreements with corner stores

10.5 **

Agreement with Paypal

23.1

Consent of Amisano Hanson

* Incorporated by reference to same exhibit filed with the Company's Form SB-2 Registration Statement on January 13, 2005.

** Incorporated by reference to same exhibit filed with the Company's Amendment No. 1 to Form SB-2 Registration Statement on March 17, 2005.

*** Incorporated by reference to same exhibit filed with the Company's Amendment No. 2 to Form SB-2 Registration Statement on June 9, 2005.

Item 28 UNDERTAKINGS

The undersigned company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on September 14, 2005.

THRIFTY PRINTING INC.

/s/ Wu Yang

By: Wu Yang, President, CEO and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:  September 14, 2005

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Wu Yang as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Wu Yang

By: Wu Yang, President, CEO and Director

(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Dated:  September 14, 2005

/s/ Wu Pei Ru

By: Wu Pei Ru, Chief Operating Officer and Director

Dated:  September 14, 2005